UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Nexvet Biopharma

public limited company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing party:
	(4)	Date Filed:

SUGGESTIONS FOR OUTBOUND PHONE CALLS

INTRODUCTION

Hello, my name is             . May I please speak with             ?

If person asks who is calling

Mr. / Ms.             , I am calling from D.F. King & Co Inc., with regard to his / her investment with Nexvet Biopharma plc.

If person is a shareholder

Mr. / Ms.             , (Repeat name if needed) I am calling on behalf of Nexvet Biopharma plc with regard to the upcoming Scheme Meeting and Extraordinary General Meeting which are scheduled for July 10, 2017.

VOTING

We recently mailed you proxy materials concerning the meeting, but have not yet received your vote so I am calling to offer you the convenience of voting over the phone today.

If shareholder decides to vote over the phone

Would you like to vote your shares along with the Nexvet Board’s recommendations?

If Yes – Take vote and proceed to confirmation step.

If No or if shareholder is unclear as to what they are voting on – I’d be happy to read the proposals for you.

If Yes – read the proposal and ask how shareholder would like to vote on each. Then proceed to confirmation step.

If No – use appropriate rebuttal based on feedback received OR try to schedule a callback for a later time.

If shareholder declines call back—Ma’am / Sir, please be advised that the Shareholder Meeting is scheduled to take place on July 10, 2017 and the Proxy Return Time is 5.00 p.m. (ET / New York time) on July 7, 2017. Your vote is very important to the Board. If you have any further questions or want to vote your shares, please feel free to contact us at 1-866-796-1285 (toll free if you are within the United States and Canada), or call collect outside the United States and Canada at 1-201-806-7301. Otherwise please visit the website printed on your ballot once you are ready to cast your vote.

CONFIRMATION:

Thank you Mr. /Ms.             , I am recording your (in favor/against/abstain) vote. For confirmation purposes, may I please have your name and mailing address? [Confirm Name, Street Address, City, State and Zip]. Thank you. You will receive written confirmation of your voting instructions in the mail. Thank you for your time.

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NOTE TO AGENT: Take time to answer all questions carefully. DO NOT GIVE ADVICE, OPINIONS OR PUT SHAREHOLDERS UNDER ANY PRESSURE. Remind the shareholders that the Nexvet Board of Directors has recommended that he/she vote in favor of the proposals. Any questions raised that are not specifically addressed in the Q&A should not be answered and you should refer the shareholders to the proxy statement or recommend that shareholders consult with their financial advisers.

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SUGGESTIONS FOR INBOUND PHONE CALLS

INTRODUCTION

Agent: Thank you for calling D.F. King & Co Inc., my name is             , how may I help / assist you?

Shareholder: Yes. I received a message to contact this number regarding my investment with Nexvet Biopharma plc.

Agent: Yes Ma’am/Sir, Thank you for returning our call. The reason we contacted you is that we recently mailed you proxy materials concerning Nexvet Biopharma plc’s upcoming Scheme Meeting and Extraordinary General Meeting which are scheduled for July 10, 2017.

VOTING

We had not yet received your vote, so we would like to offer you the convenience of voting over the phone today.

If shareholder decides to vote over the phone

Agent: Great. What I can do right now is quickly register your vote over the phone. Can I just have your name so I can quickly pull up your account? Thank you. Just to confirm I have the right account, can you please confirm your mailing address? OR you can confirm mailing street address ONLY and ask if that is correct. Thank you. Now that I have located your account, would you like to vote your shares along with the Board’s recommendations?

If Yes – Take vote and proceed to confirmation step.

If No – Ok. Would you like me to read the proposals with you?

If Yes – read proposals and ask how shareholder would like to vote on each. Then proceed to the confirmation step.

If No – Use appropriate rebuttal based on feedback received OR Your vote is very important to the Board so, for your convenience we can call you back at a better time or you can contact us at 1-866-796-1285 (toll free if you are within the United States and Canada), or call collect outside the United States and Canada at 1-201-806-7301.

If shareholder asks for alternate ways of voting

Agent: Do you have your proxy card?

If Yes—You may also cast your vote by visiting the website found on your proxy card and voting online or by mail by signing and dating the proxy card you received, and returning it in the envelope provided.

NOTE TO AGENT: If the call is close to the Proxy Return Time, advise the shareholder that if they mail in their proxy card, it may not be received by the Proxy Return Time, which is 5.00 p.m. (ET / New York time) on July 7, 2017.

If No – In order to vote online or by mail, you need to have your proxy card handy. If you don’t have your card, you will have to contact your broker in order to have another card sent to you. Alternatively, I can take your vote by phone today which will take less than one minute of your time.

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CONFIRMATION

I am recording your (in favor/against/abstain) vote. For confirmation purposes, may I please have your full name and mailing address? (Confirm Name, Street Address, City, State and Zip.) Thank you. You will receive written confirmation of your voting instructions in the mail.

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NEXVET BIOPHARMA PUBLIC LIMITED COMPANY

Scheme Meeting &

Extraordinary General Meeting (“EGM”)

DATE OF SCHEME MEETING AND EGM: JULY 10, 2017

VOTING RECORD TIME: 5:00 P.M. (ET/NEW YORK TIME) MAY 30, 2017

Toll Free: 1-866-796-1285 within the United States and Canada.

Call Collect: 1-201-806-7301 outside the United States and Canada.

THIS DOCUMENT IS PROVIDED TO REPRESENTATIVES OF D.F. KING & CO. INC. (“REPS”) FOR INTERNAL REFERENCE PURPOSES ONLY. THIS DOCUMENT IS AN OUTLINE OF FREQUENTLY ASKED QUESTIONS RELATING TO THE PROPOSALS BEING VOTED ON AT THE SCHEME MEETING AND EGM. THE ANSWERS TO THE QUESTIONS ARE EXCERPTED FROM THE DEFINITIVE PROXY STATEMENT FOR NEXVET BIOPHARMA PUBLIC LIMITED COMPANY (FILE NO. 001-36828), FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION ON JUNE 2, 2017 AND DESPATCHED TO SHAREHOLDERS ON JUNE 6, 2017 (THE “PROXY STATEMENT”) AND RESTATES WHAT IS ALREADY IN THE PUBLIC DOMAIN. INFORMATION CONTAINED HEREIN IS NOT AND SHOULD NOT BE CONSIDERED COMPLETE OR OFFICIAL ANSWERS TO THE ISSUES REFERENCED. REPS SHOULD, AND SHOULD DIRECT SHAREHOLDERS TO, CONSULT THE APPLICABLE SECTIONS OF THE PROXY STATEMENT FOR COMPLETE ANSWERS. REPS ARE STRONGLY ENCOURAGED TO REVIEW THE PROXY STATEMENT.

ALTHOUGH THIS DOCUMENT WILL BE FILED WITH THE SEC AND AVAILABLE TO NEXVET SHAREHOLDERS, UNDER NO CIRCUMSTANCES IS THIS DOCUMENT OR ANY PORTION OF THIS DOCUMENT TO BE OTHERWISE PROVIDED OR SENT IN ANY MANNER TO A SHAREHOLDER. THIS DOCUMENT IS FOR INTERNAL USE ONLY. REPS SHOULD DIRECT SHAREHOLDERS TO THE DEFINITIVE PROXY STATEMENT, WHICH IS AVAILABLE FOR FREE ON THE SEC’S WEBSITE AT WWW.SEC.GOV AS WELL AS ON NEXVET’S WEBSITE AT WWW.NEXVET.COM. CAPITALIZED TERMS USED IN THIS DOCUMENT AND NOT DEFINED HEREIN HAVE THE MEANINGS ASCRIBED TO SUCH TERMS IN THE PROXY STATEMENT.

REPS SHOULD:

•	REFER SHAREHOLDER TO RELEVANT SECTIONS IN THE PROXY STATEMENT (PROVIDING PAGE NUMBERS).

•	REFER SHAREHOLDERS TO THE PROXY STATEMENT WHEN A QUESTION RAISED IS NOT SPECIFICALLY ADDRESSED IN THIS DOCUMENT.

•	NOT PUT ANY SHAREHOLDER UNDER ANY PRESSURE.

•	ENCOURAGE SHAREHOLDER TO CONSULT WITH THEIR PROFESSIONAL ADVISERS.

•	NOT DEPART FROM THE INFORMATION CONTAINED IN THIS DOCUMENT.

•	DECLINE TO ANSWER QUESTIONS THE ANSWERS TO WHICH FALL OUTSIDE THE INFORMATION GIVEN IN THIS DOCUMENT.

•	BE AWARE OF THEIR RESPONSIBILITY TO ENSURE ALL SHAREHOLDERS ARE AFFORDED EQUIVALENT TREATMENT IN ACCORDANCE WITH THE IRISH TAKEOVER RULES, I.E., ENSURE NO ADDITIONAL INFORMATION OUTSIDE OF THIS DOCUMENT IS PROVIDED TO SHAREHOLDERS.

•	BE AWARE THAT THIS CAMPAIGN IS BEING SUPERVISED BY EVERCORE GROUP L.L.C. AND EVERCORE PARTNERS INTERNATIONAL LLP (TOGETHER, “EVERCORE”), THE FINANCIAL ADVISER TO NEXVET, AND THAT D.F. KING & CO. INC. HAS CONFIRMED TO EVERCORE THAT ITS REPS WILL NOTE AND COMPLY WITH THE OBLIGATIONS STATED ABOVE.

1	QUESTION: WHAT IS THE PROPOSED TRANSACTION? (PAGE 8)

ANSWER:

Bidco, a wholly-owned indirect Subsidiary of Zoetis, proposes to acquire Nexvet for $6.72 in cash per Nexvet Share. The transaction is proposed to be structured as a scheme of arrangement under Irish Law, under which Bidco will acquire all of the issued and to be issued Scheme Shares. The Nexvet Board unanimously recommends that Nexvet Shareholders vote in favour of the Acquisition, the Resolutions and the Scheme, as the members of the Nexvet Board who hold Nexvet Shares intend to do in respect of their own beneficial holdings of Nexvet Shares.

2	QUESTION: WHAT IS A “SCHEME OF ARRANGEMENT”? (PAGE 8)

ANSWER:

A “scheme of arrangement” is an Irish transaction structure that is similar in effect to a “merger” in the United States. If the Scheme of Arrangement becomes effective, then:

•	Bidco will pay $6.72 in cash per Nexvet Share to each Scheme Shareholder;

•	all outstanding Scheme Shares will either be cancelled or transferred to Bidco;

•	Nexvet will issue New Nexvet Shares to Bidco in place of the Cancellation Shares, so that Nexvet becomes a wholly-owned Subsidiary of Bidco and an indirect Subsidiary of Zoetis; and

•	the Scheme will be binding on all Nexvet Shareholders, whether or not they voted in support of the Scheme.

3	QUESTION: WHAT IS THE SCHEME MEETING? (PAGE 8)

ANSWER:

In order for the Scheme to become effective, the Scheme must be approved by Nexvet Shareholders. This approval is obtained at a shareholder meeting referred to as the “Scheme Meeting.” The purpose of the Scheme Meeting is to allow the High Court to ascertain whether Nexvet Shareholders are in favour of the Scheme.

For information on how to vote at the Scheme Meeting please refer to Question 10 at page 10 of the Proxy Statement.

4	QUESTION: WHEN AND WHERE IS THE SCHEME MEETING? (PAGE 8)

ANSWER:

The Scheme Meeting will be held at the offices of Matheson, 70 Sir John Rogerson’s Quay, Dublin 2, Ireland on July 10, 2017, commencing at 10:00 a.m. (Irish time). The Notice of the Scheme Meeting is set out in Part 10 (Notice of Nexvet Scheme Meeting) of the Proxy Statement.

5	QUESTION: WHAT IS THE EGM? (PAGE 8)

ANSWER:

In addition to the approval of the Scheme at the Scheme Meeting, the Scheme cannot become effective unless a number of additional resolutions are approved at an extraordinary general meeting of Nexvet Shareholders, which is referred to as the “EGM.” These resolutions are described in paragraph 4.2 of Part 3 (Information Required under Section 452 of the Act –Recommended Acquisition for Cash of Nexvet) of the Proxy Statement, and all serve to facilitate the implementation of the Scheme and the Acquisition.

For information on how to vote at the EGM please refer to Question 11 at page 11 of the Proxy Statement.

6	QUESTION: WHEN AND WHERE IS THE EGM? (PAGE 9)

ANSWER:

The EGM will be held at the offices of Matheson, 70 Sir John Rogerson’s Quay, Dublin 2, Ireland on, July 10, 2017, commencing at 10:30 a.m. (Irish time) or, if later, immediately after the conclusion or adjournment of the Scheme Meeting. The Notice of the EGM is set out in Part 11 (Notice of Extraordinary General Meeting of Nexvet Biopharma plc) of the Proxy Statement.

7	QUESTION: WHAT IS THE COURT HEARING? (PAGE 9)

ANSWER:

In addition to the approval of the Scheme by Nexvet Shareholders at the Scheme Meeting, in order for the Scheme to become effective, the sanction of the Scheme by the High Court at a hearing is required. This hearing is referred to as the “Court Hearing.”

8	QUESTION: WHEN AND WHERE IS THE COURT HEARING? (PAGE 9)

ANSWER:

Subject to the approval of the Resolutions (with the exception of Resolution 6 at the EGM) and the prior satisfaction of the Conditions, the Court Hearing is expected to be held at The Four Courts, Dublin 7, Ireland during the second half of 2017.

9	QUESTION: WHO IS ELIGIBLE TO VOTE AT THE MEETINGS? (PAGE 9)

ANSWER:

For Nexvet Shareholders who hold through a brokerage firm, bank, dealer or other similar organization (such holding referred to in the Proxy Statement as held in street name):

For those Nexvet Shareholders whose Nexvet Shares are not registered in their own name, and are held in an account at a brokerage firm, bank, dealer or other similar organization, such shares are referred to throughout the Proxy Statement as shares in street name. All shares held in street name are Nexvet Shares and accordingly all references in the Proxy Statement to shares held in street name refer to Nexvet Shares.

Nexvet Shareholders who hold shares in street name at the Voting Record Time will, subject to compliance with the procedures described at Questions 10 and 11 at pages 10 and 11 of the Proxy Statement, be entitled to have their vote recorded by proxy at the Meetings. Changes in Nexvet Shareholders after the Voting Record Time will be disregarded for voting purposes.

For Nexvet Shareholders of Record:

If your Nexvet Shares are registered in Nexvet’s Register of Members in your name, you are a Nexvet Shareholder of record. References made throughout the Proxy Statement to “Nexvet Shareholders of record” relate to Nexvet Shareholders whose names are entered in Nexvet’s Register of Members as the holders of Nexvet Shares.

Nexvet Shareholders of record who were entered in Nexvet’s Register of Members at the Voting Record Time will be entitled to attend, speak and vote at the Meetings. Changes in Nexvet’s Register of Members after the Voting Record Time will be disregarded for these purposes.

10	QUESTION: HOW DO I VOTE AT THE SCHEME MEETING? (PAGE 10)

ANSWER:

For Nexvet Shareholders who hold in street name:

If your Nexvet Shares are held in an account held at a brokerage firm, bank, dealer or other similar organization, then the brokerage firm, bank, dealer or other similar organization is considered to be the Nexvet Shareholder of record with respect to those Nexvet Shares. Street name holders generally cannot vote their shares directly and must instead instruct their brokerage firm, bank, dealer or other similar organization how to vote their shares. If you obtain a legal proxy from your brokerage firm, bank, dealer or other similar organization, however, you may vote in person at the Scheme Meeting. Your brokerage firm, bank, dealer or other similar organization will only be permitted to vote your Nexvet Shares on your behalf at the Scheme Meeting if you instruct it how to vote. Therefore, it is important that you promptly follow the directions provided by your brokerage firm, bank, dealer or other similar organization, and instruct it how to vote your Nexvet Shares with the voting instruction form (“VIF”) that you will receive from your brokerage firm, bank, dealer or other similar organization. Please follow the instructions on the VIF to cast your vote and contact your brokerage firm, bank, dealer or other similar organization if you have any queries.

Your brokerage firm, bank, dealer, or other similar organization may have requirements in addition to the VIF and may have an earlier deadline than the Proxy Return Time by which you must submit your vote, so you should read carefully all materials and instructions provided to you. Please note that you may, for administrative reasons, have received a second envelope containing the proxy card for the EGM.

Proxy Return Time: 5.00 p.m. (ET/New York time) on July 7, 2017 or, if the Scheme Meeting is adjourned, at 5.00 p.m. (ET/New York time) on the day one Business Day immediately before the date appointed for the adjourned Scheme Meeting. If a proxy card for the Scheme Meeting is not lodged by the Proxy Return Time, it may also be handed to the Chairman of the Scheme Meeting before the start of the Scheme Meeting.

For Nexvet Shareholders of Record:

As a Nexvet Shareholder of record at the Voting Record Time, you may vote in person at the Scheme Meeting or vote by proxy. The appointment of a proxy will not preclude you from attending, speaking and voting at the Scheme Meeting if you subsequently wish to attend the Scheme Meeting. In the case of joint holders, the vote of the senior member who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other shareholder of record and, for this purpose, seniority shall be determined by the order in which the names appear in Nexvet’s Register of Members in respect of the joint holding.

Nexvet Shareholders of record at the Voting Record Time have been sent a proxy card marked “Meeting 1—Scheme Meeting” in respect of the Scheme Meeting.

In order to cast a vote by proxy, please complete and sign the proxy card marked “Meeting 1—Scheme Meeting” accompanying the Proxy Statement in accordance with the instructions printed thereon and return it to American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, New York 11219, United States, as soon as possible but, in any event, so as to be received by post or, during normal business hours, by hand, by the Proxy Return Time. Your proxy card can also be submitted via the Internet at www.astproxyportal.com/ast/nvet by the Proxy Return Time. If you vote by Internet, please do not post your proxy card.

Proxy Return Time: 5.00 p.m. (ET/New York time) on July 7, 2017 or, if the Scheme Meeting is adjourned, at 5.00 p.m. (ET/New York time) on the day one Business Day immediately before the date appointed for the adjourned Scheme Meeting. If a proxy card for the Scheme Meeting is not lodged by the Proxy Return Time, it may also be handed to the Chairman of the Scheme Meeting before the start of the Scheme Meeting.

American Stock Transfer & Trust Company has been appointed as an agent of Nexvet to receive proxy cards from Nexvet Shareholders on behalf of Nexvet.

For Corporate Nexvet Shareholders of Record:

In addition to the foregoing, a corporate Nexvet Shareholder of record which is entitled to attend, speak and vote at the Scheme Meeting is entitled to appoint a representative to attend, speak and vote at the Scheme Meeting on its behalf.

A form of appointment of representative by a corporate Nexvet Shareholder is available at www.nexvet.com. Corporate Nexvet Shareholders that wish to appoint a representative to attend the Scheme Meeting should complete the form of appointment of representative and then deposit it (together with any power of attorney or other authority under which it is signed or a notarized copy of that power or authority) at Nexvet Biopharma plc, Unit 5, Sragh Business Park, Rahan Road, Tullamore, Co. Offaly, Ireland, Attn: Company Secretary at any time prior to the commencement of the Scheme Meeting. Representatives of corporate shareholders will not be entitled to attend, speak and/or vote at the Scheme Meeting on behalf of such corporate Nexvet Shareholders unless these procedures are followed.

11	QUESTION: HOW DO I VOTE AT THE EGM? (PAGE 11)

ANSWER:

For Nexvet Shareholders who hold in street name:

If your Nexvet Shares are held in an account held at a brokerage firm, bank, dealer or other similar organization, then the brokerage firm, bank, dealer or other similar organization is considered to be the Nexvet Shareholder of record with respect to those Nexvet Shares. Street name holders generally cannot vote their shares directly and must instead instruct their brokerage firm, bank, dealer or other similar organization how to vote their shares. If you obtain a legal proxy from your brokerage firm, bank, dealer or other similar organization, however, you may vote in person at the EGM. Your brokerage firm, bank, dealer or other similar organization will only be permitted to vote your Nexvet Shares on your behalf at the EGM if you instruct it how to vote. Therefore, it is important that you promptly follow the directions provided by your brokerage firm, bank, dealer or other similar organization, and instruct it how to vote your Nexvet Shares with the VIF that you will receive from your brokerage firm, bank, dealer or other similar organization. Please follow the instructions on the VIF to cast your vote and contact your brokerage firm, bank, dealer or other similar organization if you have any queries.

Your brokerage firm, bank, dealer, or other similar organization may have requirements in addition to the VIF and may have an earlier deadline than the Proxy Return Time by which you must submit your vote, so you should read carefully all materials and instructions provided to you. Please note that you may, for administrative reasons, receive a second envelope containing the proxy card for the EGM.

Proxy Return Time: 5.00 p.m. (ET/New York time) on July 7, 2017 or, if the EGM is adjourned, at 5.00 p.m. (ET/New York time) on the day one Business Day immediately before the date appointed for the adjourned EGM.

For Nexvet Shareholders of Record:

Nexvet Shareholders of record at the Voting Record Time may vote in person at the EGM or vote by proxy. The appointment of a proxy will not preclude a Nexvet Shareholder of record from attending, speaking and/or voting at the EGM if the Nexvet Shareholder subsequently wishes to attend the EGM. In the case of joint holders, the vote of the senior member who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other shareholder of record and, for this purpose, seniority shall be determined by the order in which the names appear in Nexvet’s Register of Members in respect of the joint holding.

Nexvet Shareholders of record, each at the Voting Record Time, have been sent a proxy card marked “Meeting 2—Extraordinary General Meeting” in respect of the EGM.

In order to cast a vote by proxy, please complete and sign the proxy card marked “Meeting 2— Extraordinary General Meeting” accompanying the Proxy Statement in accordance with the instructions printed thereon and return it to American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, New York 11219, United States, as soon as possible but, in any event, so as to be received by post or, during normal business hours, by hand, by the Proxy Return Time. Your proxy card can also be submitted via the Internet at www.astproxyportal.com/ast/nvet by the Proxy Return Time. If you vote by Internet, please do not post your proxy card.

Proxy Return Time: 5.00 p.m. (ET/New York time) on July 7, 2017 or, if the EGM is adjourned, at 5.00 p.m. (ET/New York time) on the day one Business Day immediately before the date appointed for the adjourned EGM.

For Corporate Nexvet Shareholders of Record:

In addition to the foregoing, a corporate Nexvet Shareholder of record which is entitled to attend, speak and vote at the EGM is entitled to appoint a representative to attend, speak and vote at the EGM on its behalf.

A form of appointment of representative by a corporate Nexvet Shareholder is available at www.nexvet.com. Corporate Nexvet Shareholders that wish to appoint a representative to attend the EGM should complete the form of appointment of representative and then deposit it (together with any power of attorney or other authority under which it is signed or a notarized copy of that power or authority) at Nexvet Biopharma plc, Unit 5, Sragh Business Park, Rahan Road, Tullamore, Co. Offaly, Ireland, Attn: Company Secretary at any time prior to the commencement of the EGM. Representatives of corporate Nexvet Shareholders will not be entitled to attend and/or vote at the EGM on behalf of such corporate Nexvet Shareholders unless these procedures are followed.

12	QUESTION: WHAT VOTE IS REQUIRED AT THE SCHEME MEETING TO APPROVE THE SCHEME? (PAGE 12)

ANSWER:

Vote Required. At the Scheme Meeting, the Scheme will be approved by Nexvet Shareholders if both (1) a majority in number of Nexvet Shareholders of record who vote (in person or by proxy) at the Scheme Meeting vote in favour of the Scheme and (2) Nexvet Shares representing at least 75% in value of the total number of Scheme Shares voted at the Scheme Meeting are voted in favour of the Scheme.

High Court Determination. In addition to approval by Nexvet Shareholders at the Scheme Meeting, approval of the Scheme will also require approval by the High Court. In considering its approval of the Scheme, the High Court will consider whether there has been a sufficiently large (in the High Court’s judgment) number of Nexvet Shares included in the vote in favour of the Scheme to fairly represent the opinion of Nexvet Shareholders, in addition to whether the required majority (as described above) is obtained. As a result, it is important that as many votes as possible are cast at the Scheme Meeting.

The Nexvet Board strongly urges Nexvet Shareholders who hold shares in street name and Nexvet Shareholders of record as of the Voting Record Time to follow the relevant voting procedures outlined in Question 10 at page 10 of the Proxy Statement to ensure the representation and voting of their Nexvet Shares at the Scheme Meeting.

The failure to vote will increase the likelihood of the Scheme being defeated at the Scheme Meeting or rejection of the Scheme by the High Court for lack of a fair representation of Nexvet Shareholder opinion, resulting in the Acquisition not proceeding.

13	QUESTION: WHAT VOTE IS REQUIRED AT THE EGM? (PAGE 13)

ANSWER:

At the EGM, the ordinary resolutions must be approved by a majority of the votes cast on the resolution.

Special resolutions are required to be passed by at least 75% of the votes cast on the resolution.

The Nexvet Board strongly urges Nexvet Shareholders who hold in street name and Nexvet Shareholders of record as of the Voting Record Time to follow the relevant voting procedures outlined in Question 11 at page 11 of the Proxy Statement to ensure the representation and voting of their Nexvet Shares at the EGM.

14	QUESTION: IF MY NEXVET SHARES ARE HELD IN STREET NAME BY A BROKERAGE FIRM, BANK, DEALER OR OTHER SIMILAR ORGANIZATION, WILL IT VOTE MY NEXVET SHARES FOR ME? (PAGE 13)

ANSWER:

Your brokerage firm, bank, dealer or other similar organization will be able to vote your Nexvet Shares held in street name only if you instruct it how to vote. You should follow the voting instructions provided by your brokerage firm, bank, dealer or other similar organization regarding the voting of your Nexvet Shares as outlined in Questions 10 and 11 at pages 10 and 11 of the Proxy Statement. If you do not follow these instructions, your Nexvet Shares will not be voted, which will increase the likelihood of the Scheme being defeated and the Acquisition not proceeding.

15	QUESTION: MAY I VOTE IN PERSON AT THE MEETINGS? (PAGE 13)

ANSWER:

For Nexvet Shareholders who hold in street name:

Nexvet Shareholders who hold in street name at the Voting Record Time are invited to attend the Meetings. In order to be entitled to be admitted to the Meetings, a Nexvet Shareholder who holds in street name will need to present a form of photo identification (such as a driver’s license or passport) and valid proof of ownership of their Nexvet Shares (such as a statement reflecting their ownership as of the Voting Record Time or a letter from the organization which holds their shares in street name). However, since Nexvet Shareholders who hold in street name are not Nexvet Shareholders of record, they may not vote their shares in person at the Meetings, unless they obtain a legal proxy from the brokerage firm, bank, dealer or other similar organization holding their Nexvet Shares. Such Nexvet Shareholders may vote by proxy by following the voting instructions in Questions 10 and 11 at pages 10 and 11 of the Proxy Statement.

For Nexvet Shareholders of Record:

Nexvet Shareholders of record at the Voting Record Time are invited to attend the Meetings and may vote their Nexvet Shares in person at the Meetings. They will be admitted to the Meetings only if their shareholder status can be verified by checking their name against

Nexvet’s Register of Members at the Voting Record Time. The appointment of a proxy will not preclude a Nexvet Shareholder of record from attending, speaking and voting at the Meetings if the Nexvet Shareholder subsequently wishes to attend such Meetings, and any such Nexvet Shareholder may vote by following the voting instructions in Questions 10 and 11 at pages 10 and 11 of the Proxy Statement.

16	QUESTION: WHAT IF I DO NOT VOTE? (PAGE 13)

ANSWER:

Only those votes cast “FOR” or “AGAINST” are counted for the purposes of determining the number of votes cast in connection with the relevant proposal. If the Scheme is defeated and the Acquisition does not proceed, you will not receive the Consideration of $6.72 in cash per Nexvet Share that is payable pursuant to the terms of the Acquisition.

Your vote is important regardless of the number of Nexvet Shares that you own. As such, Nexvet strongly encourages you to exercise your right as a shareholder to vote on the Resolutions.

17	QUESTION: MAY I CHANGE MY VOTE AFTER I HAVE ALREADY SUBMITTED MY VOTE? (PAGE 14)

ANSWER:

For Nexvet Shareholders who hold in street name:

If your Nexvet Shares are held by your brokerage firm, bank, dealer or other similar organization, you should follow the instructions provided by them.

For Nexvet Shareholders of Record:

If you are the Nexvet Shareholder of record, you may revoke your proxy in any one of three ways:

•	you may submit, in accordance with the instructions set out above, another properly completed proxy card bearing a later date, to be received by post or, during normal business hours, by hand, by the Proxy Return Time;

•	you may send a written notice to Nexvet at Nexvet Biopharma plc, Unit 5, Sragh Business Park, Rahan Road, Tullamore, Co. Offaly, Ireland, Attn: Company Secretary, bearing a date later than that indicated on the proxy card or the date you voted by Internet but prior to the date of the Meetings, stating that the proxy is revoked; or by signing and delivering a subsequently dated proxy card prior to the Proxy Return Time in accordance with the instructions on the proxy card. Your notice must be received by Nexvet no later than one hour before the relevant Meeting(s) on July 10, 2017 (or any adjourned Meeting(s)) where served by hand or post or 48 hours before the relevant Meeting(s) on July 10, 2017(or any adjourned Meeting(s)) where sent electronically; or

•	you may attend the Meetings and vote in person.

Your last vote, prior to or at the Meetings, is the vote that will be counted.

18	QUESTION: MAY NEXVET SHAREHOLDERS WHO HOLD IN STREET NAME OR NEXVET SHAREHOLDERS OF RECORD BE REPRESENTED AT THE COURT HEARING? (PAGE 14)

ANSWER:

Each Nexvet Shareholder is entitled to be represented by counsel or a solicitor (at its own expense) to support or oppose the sanctioning of the Scheme at the Court Hearing.

19	QUESTION: WHAT RIGHTS DO I HAVE IF I OPPOSE THE ACQUISITION AND THE SCHEME? (PAGE 14)

ANSWER:

For Nexvet Shareholders who hold in street name:

You can vote against approval of the Scheme at the Scheme Meeting and/or the EGM by following the voting instructions in Questions 10 and 11 at pages 10 and 11 of the Proxy Statement.

For Nexvet Shareholders of Record:

You can vote against approval of the Scheme at the Scheme Meeting and/or the EGM by following the voting instructions in Questions 10 and 11 at pages 10 and 11 of the Proxy Statement.

For all Nexvet Shareholders:

Each Nexvet Shareholder is entitled to be represented by counsel or a solicitor (at its own expense) at the Court Hearing to support or oppose the sanctioning of the Scheme.

20	QUESTION: AM I ENTITLED TO “DISSENTERS” OR “APPRAISAL” RIGHTS IN CONNECTION WITH THE SCHEME? (PAGE 15)

ANSWER:

If Nexvet Shareholders approve the Scheme in the manner outlined in the Proxy Statement, and the High Court sanctions the Scheme, then, subject to the Scheme becoming effective in accordance with its terms, the Scheme will be binding on all Nexvet Shareholders, including those Nexvet Shareholders who did not vote or who voted against it at the Scheme Meeting. If Nexvet Shareholders approve the Scheme and the High Court sanctions the Scheme, no Nexvet Shareholder will have “dissenters” or “appraisal” rights under Irish Law, or otherwise have any right to seek a court appraisal of the value of Nexvet Shares.

21	QUESTION: WHY IS THE NEXVET BOARD RECOMMENDING THE ACQUISITION? (PAGE 15)

ANSWER:

The Nexvet Board, which has been so advised by Evercore as to the financial terms of the Acquisition, considers the terms of the Acquisition to be fair and reasonable to, and in the best interests of, Nexvet and Nexvet Shareholders taken as a whole. In providing its advice to the

Nexvet Board, Evercore had taken into account the commercial assessments of the Nexvet Directors. The Nexvet Board unanimously recommends that all Nexvet Shareholders vote in favour of the Acquisition, the Resolutions and the Scheme at both the Scheme Meeting and the EGM, as the Nexvet Directors who are Nexvet Shareholders intend to do in respect of their own beneficial holdings of Nexvet Shares, which represent approximately 4.6% of Nexvet Shares as of the Voting Record Time. To review the Nexvet Board’s reasons for recommending the Acquisition, see paragraph 4 of Part 1 (Letter of Recommendation from the Nexvet Board) of the Proxy Statement entitled “Background to and Reasons for Recommending the Acquisition”.

22	QUESTION: WHEN DOES NEXVET EXPECT THE ACQUISITION TO BE COMPLETED? (PAGE 15)

ANSWER:

Nexvet currently expects the Acquisition and the Scheme to become effective during the second half of 2017. Nexvet cannot, however, require Zoetis and Bidco to proceed with the Scheme until all of the Conditions described in Part 1 (Letter of Recommendation from the Nexvet Board) of the Proxy Statement and set out in full in Part 5 (Conditions and Further Terms of the Acquisition and the Scheme) of the Proxy Statement are waived or satisfied at or prior to the End Date in accordance with their respective terms, including the approval of the Scheme at the Scheme Meeting and the EGM. The Scheme also requires approval by the High Court. Nexvet cannot assure you as to when or if all of the Conditions of the Acquisition will be met, and it is possible the Acquisition may not be completed.

23	QUESTION: WHAT HAPPENS IF I SELL MY NEXVET SHARES AFTER THE VOTING RECORD TIME AND BEFORE THE EFFECTIVE TIME? (PAGE 15)

ANSWER:

The Voting Record Time is earlier than the expected Effective Time of the Acquisition. If you held your Nexvet Shares in street name or Nexvet Shares of record at the Voting Record Time but transfer those Nexvet Shares after the Voting Record Time and before the Effective Time, you retain your right to vote at the Scheme Meeting and the EGM but not the right to receive the Consideration. This right to receive the Consideration will pass to the person who owns the Nexvet Shares as of the Scheme Record Time.

24	QUESTION: WHO IS SOLICITING MY PROXY? (PAGE 15)

ANSWER:

Proxies are being solicited by the Nexvet Board. The Nexvet Board considers the terms of the Acquisition to be fair and reasonable to, and in the best interests of, Nexvet and Nexvet Shareholders taken as a whole. The Nexvet Board unanimously recommends that Nexvet Shareholders vote in favour of the Acquisition and Scheme. Further information about persons who may be deemed to be soliciting proxies can be found on page 23 of the Proxy Statement.

25	QUESTION: WHAT WILL I RECEIVE IN THE ACQUISITION IF IT IS COMPLETED? (PAGE 16)

ANSWER:

If the Scheme becomes Effective, Nexvet Shareholders at the Scheme Record Time will receive $6.72 in cash (without interest and less any applicable withholding taxes) for each Nexvet Share that they own.

26	QUESTION: IF THE ACQUISITION IS COMPLETED, WHEN CAN I EXPECT TO RECEIVE THE CONSIDERATION FOR MY NEXVET SHARES? (PAGE 16)

ANSWER:

After the Scheme becomes effective, the Consideration payable under the terms of the Scheme will be mailed to Nexvet Shareholders of record within 14 days of the Effective Time. For Nexvet Shareholders who hold in street name, the Consideration will be transmitted to their brokerage firm, bank, dealer or other similar organization who will arrange for the allocation of funds to those Nexvet Shareholders who hold through such brokerage firm, bank, dealer or other similar organization. For more information on the details related to the payment of the Consideration, please see paragraph 9.1 of Part 3 (Information Required under Section 452 of the Act –Recommended Acquisition for Cash of Nexvet) of the Proxy Statement.

27	QUESTION: WHAT ARE THE TAX CONSEQUENCES OF THE ACQUISITION TO ME? (PAGE 16)

ANSWER:

Your tax consequences will depend on your personal circumstances. Your receipt of the Consideration may be a taxable transaction for Irish CGT and U.S. federal income tax purposes. For a more detailed explanation of the Irish and U.S. tax consequences, see paragraphs 8 and 9 of Part 8 (Additional Information) of the Proxy Statement entitled “Irish Taxation” and “U.S. Federal Income Tax Consequences,” respectively. In any case and for details of the tax consequences of the Acquisition for Nexvet Shareholders in tax jurisdictions outside Ireland and the United States, you should consult your personal tax advisers for a full explanation of the tax consequences of the Scheme to you.

28	QUESTION: WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE SET OF MATERIALS? (PAGE 16)

ANSWER:

If you receive more than one set of materials, your Nexvet Shares may be registered in more than one name or may be registered in different accounts. In order to vote all of the Nexvet Shares that you own, you must sign and return all of the proxy cards or voting instruction forms (as applicable) that you receive or follow the instructions for any alternative voting procedure on each of the meeting materials that you receive.

29	QUESTION: WHAT SHOULD I DO IF I HAVE QUESTIONS? (PAGE 16)

ANSWER

If you are a Nexvet Shareholder and have any questions relating to the Acquisition or to the Proxy Statement, you may contact D.F. King & Co Inc. (“D.F. King”), Nexvet’s proxy solicitor, toll free within the United States and Canada at 1-866-796-1285, or call collect outside the United States and Canada at 1-201-806-7301. If you have any questions about whether voting for the Acquisition and the Scheme are appropriate for you in your circumstances, you should contact your legal, tax, financial or other advisers.

30	QUESTION: WHAT IS THE DATE OF THE PROXY STATEMENT? (COVER PAGE)

ANSWER:

The Proxy Statement is dated June 2, 2017.

31	QUESTION: WHAT DATE WAS THE PROXY STATEMENT DISPATCHED TO SHAREHOLDERS? (COVER PAGE)

ANSWER:

The Proxy Statement was first despatched to Nexvet Shareholders on or about June 6, 2017.

32	QUESTION: CAN DETAILS OF THE OUTSTANDING NEXVET SHARES BE PROVIDED? (PAGE 21)

ANSWER:

The total number of issued and outstanding Nexvet Shares at the Voting Record Time was 11,916,712.

33	QUESTION: WHAT PREMIUM DOES THE CONSIDERATION REPRESENT? (PAGES 24 AND 25)

ANSWER:

The Consideration of $6.72 per Nexvet Share values the entire issued and to be issued share capital of Nexvet at approximately $85 million represents a premium of approximately:

•	66% premium over the closing sale price of $4.05 per Nexvet Share on April 12, 2017 (being the latest date prior to announcement of the Acquisition);

•	71% over Nexvet’s volume weighted average price per share for the one-month period ended on April 12, 2017; and

•	87% over Nexvet’s volume weighted average price per share for the three-month period ended on April 12, 2017.

34	QUESTION: HOW DOES THE BOARD RECOMMEND NEXVET SHAREHOLDERS TO VOTE? (PAGE 4)

ANSWER:

The Nexvet Board unanimously recommends that Nexvet Shareholders vote in favour of the Acquisition, the Scheme and all the Resolutions to be proposed at both the Scheme Meeting and the EGM. The Nexvet Directors who are Nexvet Shareholders intend to so vote their own beneficial holdings of Nexvet Shares, which represented approximately 4.6% of the Nexvet Shares as of the Voting Record Time.

35	QUESTION: WHAT IS THE STRUCTURE OF THE SCHEME OF ARRANGEMENT? (PAGE 54)

ANSWER:

It is proposed that, under the Scheme, the Cancellation Shares will be cancelled pursuant to Sections 84 to 86 of the Act and all Transfer Shares will be transferred to Bidco. New Nexvet Shares will be issued to Bidco (and/or its nominee(s)) by the capitalization of the reserve arising from the cancellation of the Cancellation Shares. As a result of these arrangements, Nexvet will become a wholly-owned Subsidiary of Bidco.

Nexvet Shareholders whose shares are subject to the Scheme will receive the Consideration (without interest and less any applicable withholding taxes). Nexvet Shares issued after the Scheme Record Time will not be subject to the Scheme. Accordingly, it is proposed that the Nexvet Articles be amended so that Nexvet Shares issued after the Scheme Record Time (other than to Bidco) will be immediately and automatically transferred to Bidco on the same terms as under the Scheme.

It is expected that the Scheme will become effective and that the Acquisition will be completed in the second half of 2017. The Scheme can only become effective if all the Conditions to which the Scheme is subject have been satisfied or (where permissible) waived by no later than the End Date or such later date (if any) as Nexvet, Bidco and Zoetis may, with (if required) the consent of the Panel, agree and (if required) the High Court may allow. Assuming the necessary approvals from Nexvet Shareholders have been obtained and all other conditions have been satisfied or (where permissible) waived, the Scheme will become Effective upon delivery to the Registrar of Companies of a copy of the Court Order, together with the minute required by Section 86(1) of the Act confirming the capital reduction necessary to implement the Scheme and registration of the Court Order and minute by the Registrar of Companies. If the Scheme becomes Effective, it will be binding on all Nexvet Shareholders, irrespective of whether or not they attended or voted at the Scheme Meeting or the EGM (and, if they attended and voted, whether or not they voted in favour).

36	QUESTION: WHAT ARE THE QUORUM REQUIREMENTS FOR THE MEETINGS? (PAGES 2 AND 3)

ANSWER: Scheme Meeting—Nexvet Shareholders may not take action at the Scheme Meeting unless there is a quorum present. The quorum for the Scheme Meeting shall be one Nexvet Shareholder of record present in person or by proxy at the commencement of the Scheme Meeting.

ANSWER: EGM—Nexvet Shareholders may not take action at the EGM unless there is a quorum present. A quorum is present if one or more Nexvet Shareholders is present in person or by proxy holding not less than a majority of the issued and outstanding Nexvet Shares entitled to vote at the EGM.

37	QUESTION: WHAT ARE THE PROPOSALS TO BE VOTED ON AT THE MEETINGS? (PAGES 52-53)

Scheme Meeting

ANSWER:

Resolution – to approve the Scheme in its original form or with or subject to any modification(s), addition(s) or condition(s) approved or imposed by the High Court.

EGM

ANSWER:

Resolution 1—Special Resolution

To amend the memorandum of association of Nexvet to broaden the objects of Nexvet in order to enable it to implement the Scheme.

Resolution 2—Ordinary Resolution

To approve the Scheme and to authorize the Nexvet Directors to take such action as they consider necessary or appropriate to carry the Scheme into effect.

Resolution 3—Special Resolution

To approve the cancellation of the Cancellation Shares pursuant to Section 84 of the Act.

Resolution 4—Ordinary Resolution

To authorize the directors of Nexvet to effect the allotment of the New Nexvet Shares and to apply the reserve in the books arising upon the cancellation described earlier in paying up in full at par New Nexvet Shares.

Resolution 5—Special Resolution

To amend the Nexvet Articles so that any Nexvet Shares, other than any allotted and issued to Bidco and/or its nominee(s), allotted and issued following the Voting Record Time will either be subject to the terms of the Scheme or will be immediately and automatically acquired by Bidco for the same consideration per Nexvet Share as shall be payable to Nexvet Shareholders by Bidco under the Scheme.

Resolution 6—Special Resolution

To approve the cancellation of the Euro Deferred Shares pursuant to Section 84 of the Act.

Resolution 7—Ordinary Resolution

To approve a proposal to adjourn the EGM, if necessary, to solicit additional proxies in favour of approval of the resolutions to be considered at the EGM. Nexvet is submitting a proposal for consideration at the EGM to authorize the Chairman of the EGM to approve one or more adjournments of the EGM if there are not sufficient votes to approve the resolutions to be considered at the EGM at the time of the EGM. Even though a quorum may be present at the

EGM, it is possible that Nexvet may not have received sufficient votes to approve the resolutions to be considered at the EGM by the time of the EGM. In that event, Nexvet would determine to adjourn the EGM in order to solicit additional proxies. The adjournment proposal relates only to an adjournment of the EGM for purposes of soliciting additional proxies to obtain the requisite Nexvet Shareholder approval to approve the EGM Resolutions. Any other adjournment of the EGM (e.g., an adjournment required because of the absence of a quorum or the previous adjournment of the Scheme Meeting) would be voted upon pursuant to the discretionary authority granted by the proxy.

38	QUESTION: ARE THERE ANY VOTING AGREEMENTS IN PLACE IN RESPECT OF COMMITMENTS TO VOTE IN FAVOUR AT THE MEETINGS? (PAGES 43-44)

ANSWER:

Zoetis and Bidco have received irrevocable undertakings from all members of the Nexvet Board (Christopher Brown, George Gunn, Ashraf Hanna, Mark Heffernan, Cormac Kilty, Joseph McCracken, Rajiv Patel and John Payne) that they will vote in favour of the Proposals and Resolutions at the Meetings in their capacity as shareholders in respect of their entire beneficial holdings of Nexvet Shares. In the aggregate, this amounts to 543,813 Nexvet Shares, representing approximately 4.6% of the issued and outstanding ordinary share capital of Nexvet on May 30, 2017.

In addition, Zoetis and Bidco have received irrevocable undertakings from Farallon Capital Management, L.L.C. (acting through related companies), Adage Capital Partners GP, L.L.C. and Broadfin Capital, LLC that they will vote in favour of the Proposals and Resolutions at the Meetings in respect of their entire beneficial holdings of Nexvet Shares. In the aggregate, this amounts to 4,570,896 Nexvet Shares, representing approximately 38.4% of the issued and outstanding ordinary share capital of Nexvet on May 30, 2017.

The irrevocable undertakings from members of the Nexvet Board referred to above shall lapse upon the occurrence of certain events, namely the earlier to occur of the following:

(a)	the Scheme becoming effective;

(b)	the Transaction Agreement being terminated in accordance with its terms.

The irrevocable undertaking from each of the Nexvet Shareholders referred to above shall lapse upon the occurrence of certain events, namely the earliest to occur of the following:

(a)	the Scheme becoming effective;

(b)	any third party, in accordance with the Takeover Rules, announcing a firm intention to make a general offer to acquire the entire issued and to be issued share capital of Nexvet (not already owned by such third party) with a value per Nexvet Share in cash (or equivalent to cash) of $7.06 or more; or

(c)	the Transaction Agreement being terminated in accordance with its terms.

39	QUESTION: CAN NEXVET SHAREHOLDERS ATTEND THE MEETINGS? (PAGE 13)

ANSWER:

For Nexvet Shareholders of Record:

Nexvet Shareholders of record at the Voting Record Time are invited to attend the Meetings and may vote their Nexvet Shares in person at the Meetings. They will be admitted to the Meetings only if their shareholder status can be verified by checking their name against Nexvet’s Register of Members at the Voting Record Time. The appointment of a proxy will not preclude a Nexvet Shareholder of record from attending, speaking and voting at the Meetings if the Nexvet Shareholder subsequently wishes to attend such Meetings, and any such Nexvet Shareholder may vote by following the voting instructions in Questions 10 and 11 at pages 10 and 11 of the Proxy Statement.

For Nexvet Shareholders who hold through street name:

Nexvet Shareholders who hold in street name at the Voting Record Time are invited to attend the Meetings. In order to be entitled to be admitted to the Meetings, a Nexvet Shareholder who holds in street name will need to present a form of photo identification (such as a driver’s license or passport) and valid proof of ownership of their Nexvet Shares (such as a statement reflecting their ownership as of the Voting Record Time or a letter from the organization which holds their shares in street name). However, since Nexvet Shareholders who hold in street name are not Nexvet Shareholders of record, they may not vote their shares in person at the Meetings, unless they obtain a legal proxy from the brokerage firm, bank, dealer or other similar organization holding their Nexvet Shares. Such Nexvet Shareholders may vote by proxy by following the voting instructions in Questions 10 and 11 at pages 10 and 11 of the Proxy Statement.

40	QUESTION: WHAT ARE THE CONSEQUENCES OF ABSTENTIONS / BROKER NON-VOTES? (PAGE 54)

ANSWER:

If Nexvet Shareholders who hold in street name, or brokers holding Nexvet Shares on behalf of their clients, cause abstentions to be recorded, these Nexvet Shares will be considered present for purposes of determining whether or not a quorum is present at the Meetings. However, abstentions will have no effect on the approval of any of the proposals.

A member of the NYSE (such as a brokerage firm, bank, dealer or other similar organization) who has received no instructions from its client is permitted to vote its client’s proxies at its discretion, if the vote relates to certain “routine” proposals. Where a proposal is not “routine,” such as the resolutions to be proposed at the Scheme Meeting and the EGM, a brokerage firm, bank, dealer or other similar organization who has received no instructions from its clients does not have discretion to vote its clients’ uninstructed shares on that proposal. When a member of the NYSE indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, the missing votes are referred to as “broker non-votes.” The Resolutions to be proposed at the Scheme Meeting and the EGM are not “routine,” so a member of the NYSE who has received no instructions from its clients may not vote for or against the Resolutions. Those shares would be considered present for purposes of determining whether or not a quorum is present at the Meetings, but they are not entitled to vote and will have no effect on the approval of the Resolutions.

41	QUESTION: CAN YOU PROVIDE INFORMATION ON THE COMPANY, ZOETIS AND BIDCO? (PAGE 1)

Nexvet Biopharma plc / the Company

ANSWER:

Nexvet (NASDAQ: NVET) is a clinical-stage biopharmaceutical company focused on transforming the therapeutic market for companion animals, such as dogs and cats, by developing and commercializing novel, species-specific biologics. Nexvet’s platform technology, which it refers to as “PETization,” is an algorithmic approach that enables Nexvet to rapidly create monoclonal antibodies (mAbs), a type of biologic that is designed to be recognized as “self” or “native” by an animal’s immune system, a property it refers to as “100% species-specificity.” PETization is designed to build upon the safety and efficacy data from clinically tested human therapies to create new therapies for companion animals, which is intended to reduce clinical risk and development cost. Nexvet is leveraging diverse global expertise and incentives to build a vertically integrated biopharmaceutical company, which conducts drug discovery in Australia, conducts clinical development in the United States and Europe and conducts manufacturing in Ireland. Nexvet’s principal executive offices are located at Unit 5, Sragh Technology Park, Rahan Road, Tullamore, Co. Offaly, Ireland.

Zoetis Inc.

ANSWER:

Zoetis (NYSE: ZTS) is the leading animal health company, dedicated to supporting its customers and their businesses. Building on more than 60 years of experience in animal health, Zoetis discovers, develops, manufactures and markets veterinary vaccines and medicines, complemented by diagnostic products, genetic tests, biodevices and a range of services. Zoetis serves veterinarians, livestock producers and people who raise and care for farm and companion animals with sales of its products in more than 100 countries. In 2016, Zoetis generated annual revenue of $4.9 billion with approximately 9,000 employees. Zoetis’ principal executive offices are located at 10 Sylvan Way, Parsippany, New Jersey 07054.

Bidco

ANSWER:

Bidco is a limited liability company (société anonyme) incorporated under the Laws of Belgium. A wholly-owned indirect Subsidiary of Zoetis, Bidco is an operating subsidiary of Zoetis and is serving as the acquisition vehicle for the Acquisition.

42	QUESTION: WHAT FINANCIAL OPINIONS WERE PROVIDED ON THE ACQUISITION? (PAGE 5 AND PAGES C-1 TO C-3)

ANSWER:

On April 12, 2017, Evercore made a presentation of its advice to the Nexvet Board regarding the financial terms of the Acquisition, including a confirmation that it considered such financial terms to be fair and reasonable, having taken into account the commercial assessments of the Nexvet Directors. Later that day, Evercore issued a written opinion to the Nexvet Board stating that, as of April 12, 2017, and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations on the scope of the review undertaken by Evercore as set forth therein, the $6.72 in cash per Nexvet Share to be received by Nexvet Shareholders pursuant to the Scheme was fair, from a financial point of view, to such Nexvet Shareholders.

The full text of Evercore’s written opinion to the Nexvet Board, dated April 12, 2017, is attached as Annex C to the Proxy Statement and is incorporated by reference in the Proxy Statement in its entirety. Nexvet Shareholders should read the opinion in its entirety for a discussion of the assumptions made, procedures followed, matters considered, and qualifications and limitations on the scope of the review undertaken by Evercore in rendering its opinion. Evercore’s opinion was addressed to, and was provided for the information of, the Nexvet Board, in its capacity as such, and addressed only the fairness, from a financial point of view, of the Consideration to be received by Nexvet Shareholders pursuant to the Scheme as of the date of the opinion, and did not address any other aspects or implications of the Acquisition.

43	QUESTION: WHAT WILL THE POSITION OF THE BOARD BE POST-ACQUISITION? (PAGES 31 AND 32)

ANSWER:

Upon the Scheme becoming effective, each Nexvet Director will resign from the Nexvet Board. It is expected that one or more persons affiliated with Zoetis will be appointed to the Nexvet Board.

The Nexvet Group is party to indemnification agreements with each of the Nexvet Directors that require Nexvet to, among other things, indemnify the Nexvet Directors against certain liabilities that may arise by reason of their status of service as Nexvet Directors. In addition, pursuant to the terms of the Transaction Agreement, the Nexvet Directors will be entitled to certain ongoing indemnification and coverage under directors’ and officers’ liability insurance policies from Nexvet

44	QUESTION: WHAT IS THE BACKGROUND OF THE ACQUISITION? (PAGE 47)

ANSWER:

On April 13, 2017, Nexvet and Zoetis announced that they had reached agreement on the terms of a recommended acquisition of Nexvet by Zoetis through Bidco, a wholly-owned indirect Subsidiary of Zoetis. The acquisition of Nexvet would strengthen Zoetis’ pipeline in monoclonal antibodies (mAbs), an important area where Zoetis is looking to expand its portfolio and sustain its leadership. Zoetis believes this acquisition strengthens its research and development pipeline in biologics, including monoclonal antibodies for pain and other therapeutic areas in companion animals.

45	QUESTION: WHAT ARE THE REASONS FOR THE ACQUISITION? (PAGES 30 AND 31)

ANSWER:

In reaching its determination, the Nexvet Board consulted with Nexvet’s management, Evercore, Cowen and its outside legal advisers, drew on its knowledge of the business, operations, properties, assets, financial condition, operating results, historical market prices and prospects of Nexvet and considered the following factors in favour of the Acquisition:

•	the significant premium the $6.72 per share offer price represented to the prevailing trading prices in Nexvet Shares prior to the announcement of the Acquisition. The offer price offered represents a 66% premium over Nexvet’s Closing Price on April 12, 2017, a 71% premium over the volume weighted average price per share for the one-month period ended on April 12, 2017, and an 87% premium over the volume weighted average price per share for the three-month period ended on April 12, 2017;

•	the elimination of the need for current Nexvet Shareholders to invest additional capital into Nexvet, and avoidance of potential dilution that would likely occur from raising capital from third parties;

•	the inherent risks relating to the clinical development of Nexvet’s lead product candidates (ranevetmab and frunevetmab), and the risks relating to the regulatory, manufacturing and commercialization steps, which would require investment in a large commercial infrastructure with significant associated upfront costs and risks;

•	the significant costs and risks related to achieving the successful commercialization of Nexvet’s broader pipeline, including successful completion of clinical studies, obtaining regulatory approvals, and manufacturing and commercialization steps;

•	Nexvet has investigated other strategic options involving third parties, including the receipt of proposals from third parties relating to both licensing and acquisition transactions, and the Nexvet Board has concluded that the terms of these proposals were not as attractive as the terms of the Acquisition;

•	the presentation by Evercore of its advice to the Nexvet Board regarding the financial terms of the Acquisition, including a confirmation that it considered such financial terms to be fair and reasonable, having taken into account the commercial assessments of the Nexvet Directors, followed by the written opinion of Evercore to the Nexvet Board dated April 12, 2017, that, as of such date and based on and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations on the scope of the review undertaken by Evercore as set forth therein, the Consideration to be received by Nexvet Shareholders pursuant to the Scheme was fair, from a financial point of view, to such Nexvet Shareholders;

•	Zoetis’ financial capability to consummate the Acquisition; and

•	the perceived risks associated with continuing its operations on a standalone basis including regulatory approval, manufacturing and commercialization, the level of financing required to compete and accomplish Nexvet’s strategic objectives, the current financing environment for clinical-stage companies in Nexvet’s industry, the anticipated terms of an equity financing for Nexvet in fiscal 2017, the anticipated timing and requirements for equity financings in future periods and the dilutive impact of Nexvet’s current and future capital needs on existing shareholders.

In the course of its deliberations, the Nexvet Board also considered a variety of risks and other countervailing factors, including:

•	the risks and costs to Nexvet if the Acquisition did not close, including:

•	the diversion of Nexvet’s management and employee attention, potential employee attrition and the effect on customers and business relationships; and

•	the market price of Nexvet Shares, as the market price could be affected by many factors, including: (1) the reason or reasons for which the Acquisition was terminated and whether such termination resulted from factors adversely affecting Nexvet; (2) Nexvet’s then current operating and financial results; (3) the possibility that, as a result of the termination of the Acquisition, the marketplace would consider Nexvet to be an unattractive acquisition candidate; and (4) the possible sale of Nexvet Shares by short-term investors (such as arbitrageurs) following an announcement of termination of the Acquisition;

•	the fact that if the Acquisition does close, Nexvet will cease to be a publicly-owned company and current Nexvet Shareholders will no longer participate in any of its potential future growth;

•	the fact that the Consideration would potentially be taxable to Nexvet Shareholders; and

•	the customary restrictions on the conduct of Nexvet’s business prior to the consummation of the Acquisition.

The foregoing summary of the factors considered by the Nexvet Board is not intended to be exhaustive, but does set forth the principal factors considered by the Nexvet Board. The Nexvet Board collectively reached the unanimous conclusion to recommend the Acquisition in light of the various factors described above and other factors that each member of the Nexvet Board felt was appropriate. In view of the wide variety of factors considered by the Nexvet Board in connection with its evaluation of the Acquisition and the complexity of these matters, the Nexvet Board did not consider it practical and did not attempt to quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision. Rather, the Nexvet Board makes its recommendation based on the totality of information presented to and the investigation conducted by it, with the assistance of its advisers. In considering the factors discussed above, individual Nexvet Directors may have given different weights to different factors.

As a result, the Nexvet Board considers the terms of the Acquisition to be fair and reasonable to, and in the best interests of, Nexvet and Nexvet Shareholders taken as a whole and unanimously recommends that Nexvet Shareholders vote in favour of the Acquisition and the Scheme.

46	QUESTION: WHAT ARE THE RISKS IN RESPECT OF THE ACQUISITION? (PAGE 31)

ANSWER:

In the course of its deliberations, the Nexvet Board also considered a variety of risks and other countervailing factors, including:

•	the risks and costs to Nexvet if the Acquisition did not close, including:

•	the diversion of Nexvet’s management and employee attention, potential employee attrition and the effect on customers and business relationships; and

•	the market price of Nexvet Shares, as the market price could be affected by many factors, including: (1) the reason or reasons for which the Acquisition was terminated and whether such termination resulted from factors adversely affecting Nexvet; (2) Nexvet’s then current operating and financial results; (3) the possibility that, as a result of the termination of the Acquisition, the marketplace would consider Nexvet to be an unattractive acquisition candidate; and (4) the possible sale of Nexvet Shares by short-term investors (such as arbitrageurs) following an announcement of termination of the Acquisition;

•	the fact that if the Acquisition does close, Nexvet will cease to be a publicly-owned company and current Nexvet Shareholders will no longer participate in any of its potential future growth;

•	the fact that the Consideration would potentially be taxable to Nexvet Shareholders; and

•	the customary restrictions on the conduct of Nexvet’s business prior to the consummation of the Acquisition.

The foregoing summary of the factors considered by the Nexvet Board is not intended to be exhaustive, but does set forth the principal factors considered by the Nexvet Board. The Nexvet Board collectively reached the unanimous conclusion to recommend the Acquisition in light of the various factors described above and other factors that each member of the Nexvet Board felt was appropriate. In view of the wide variety of factors considered by the Nexvet Board in connection with its evaluation of the Acquisition and the complexity of these matters, the Nexvet Board did not consider it practical and did not attempt to quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision. Rather, the Nexvet Board makes its recommendation based on the totality of information presented to and the investigation conducted by it, with the assistance of its advisers. In considering the factors discussed above, individual Nexvet Directors may have given different weights to different factors.

47	QUESTION: WHAT EQUITY INCENTIVES HAVE BEEN GRANTED BY THE COMPANY? (PAGE 43)

ANSWER:

Nexvet has agreed to do everything necessary to procure that with effect from the Effective Time, the Nexvet Plans are terminated.

Nexvet has also agreed to do everything necessary to procure that all Nexvet Options and Nexvet RSUs, whether vested or unvested, that are outstanding and unexercised as of immediately prior to the Effective Time shall, at the Effective Time, automatically (and without any action on the part of any holder thereof) be cancelled and terminated. At the Effective Time, all Nexvet Options and Nexvet RSUs shall no longer be exercisable for or convertible into Nexvet Shares except that:

•	if the exercise or conversion price per ordinary share of any Nexvet Option or Nexvet RSU (whether or not vested) that is outstanding as of immediately prior to the Effective Time is less than the Consideration, it shall be converted into the right of the holder thereof to receive $6.72 less the exercise or conversion price payable by or on behalf of the holder for the purpose of exercising or converting such Nexvet Option or Nexvet RSU (without interest and less any applicable withholding taxes); and

•	if the exercise or conversion price per ordinary share of any Nexvet Option or Nexvet RSU (whether or not vested) that is outstanding as of immediately prior to the Effective Time is equal to or exceeds the Consideration, such Nexvet Option or Nexvet RSU shall be cancelled as of the Effective Time without the payment of any amount or other consideration in respect thereof.

The Nexvet Warrants will remain in existence (subject to their terms) following the Effective Time, but the proposed new Article 193 of Nexvet’s articles of association will result in any share in the capital of Nexvet issued upon exercise of Nexvet Warrants following the Scheme Record Time being immediately acquired by Bidco from the holder of the Nexvet Warrant for the Consideration. The proposed new Article 193 is set out in Resolution 5 in the notice of the EGM set out in Part 11 (Notice of Extraordinary General Meeting of Nexvet Biopharma plc) of the Proxy Statement.

48	QUESTION: WHAT ARE THE CONDITIONS TO THE ACQUISITION? (PAGES 79-81)

ANSWER:

1.	The Acquisition will be conditional upon the Scheme becoming effective and unconditional by not later than the End Date (or such earlier date as may be specified by the Panel, or such later date as Zoetis and Nexvet may, with (if required) the consent of the Panel, agree and (if required) the High Court may allow).

2.	The Scheme will be conditional upon:

(a)	the approval of the Scheme by a majority in number of members of each class of Nexvet Shareholders (including, but not limited to, as may be directed by the High Court pursuant to Section 450(5) of the Act) representing at least 75% in value of the Nexvet Shares of that class, at the Voting Record Time, held by Nexvet Shareholders who are members of that class of Nexvet Shareholders that are present and voting either in person or by proxy, at the Scheme Meeting (or at any adjournment of such meeting) held no later than the End Date;

(b)	the EGM Resolutions (with the exception of Resolution 6) being duly passed by the requisite majority of Nexvet Shareholders at the EGM (or at any adjournment of such meeting) held no later than the End Date;

(c)	the sanction by the High Court (with or without modification (but subject to such modification being acceptable to each of Nexvet and Zoetis)) of the Scheme pursuant to Sections 449 to 455 of the Act and the confirmation of the related reduction of capital involved therein by the High Court on or before the End Date (the date on which the Condition in paragraph 2(c) at page 79 of the Proxy Statement is satisfied, the “Sanction Date”); and

(d)	copies of the Court Order and the minute required by Section 86 of the Act in respect of the reduction of capital (referred to in paragraph 2(c) at page 79 of the Proxy Statement) being delivered for registration to the Registrar of Companies and registration of the Court Order and minute confirming the reduction of capital involved in the Scheme by the Registrar of Companies on or before the End Date.

3.	Nexvet and Zoetis have agreed that, subject to paragraph 6 of Part 5 (Conditions and Further Terms of, the Acquisition and the Scheme) of the Proxy Statement, the Acquisition will also be conditional upon the following matters having been satisfied or waived on or before the Sanction Date:

(a)	save as provided in the Transaction Agreement and in the foregoing Conditions, there not being any other corporate proceedings, steps or actions on the part of Nexvet necessary to authorize the consummation of the Acquisition;

(b)	all required Clearances having been obtained and remaining in full force and effect and all applicable waiting periods having expired, lapsed or been terminated (as appropriate) in connection with any applicable foreign investment Laws;

(c)	no Governmental Body having instituted or implemented any action, proceeding, investigation, enquiry or suit or having made, enforced, enacted, issued or deemed applicable to the Acquisition any statute, regulation or order or having withheld any consent which would:

(i)	make the Acquisition or its implementation, void, illegal or unenforceable or otherwise, directly or indirectly, materially restrain, revoke, prohibit, materially restrict or delay the same or impose materially additional or different conditions or obligations with respect thereto which would, individually or in the aggregate, have or reasonably be expected to have a material adverse effect on Zoetis or Nexvet; or

(ii)	result in a Material Restraint.

(d)	the Transaction Agreement not having been terminated as a consequence of any of the following events having occurred (such events (including that set out in the Condition in paragraph 3(e) of Part 5 of the Proxy Statement) being the events set out in the Transaction Agreement following the occurrence of which the Transaction Agreement may be terminated in accordance with its terms):

(i)	the Scheme Meeting or the EGM having been completed and the Scheme Meeting Resolution or the EGM Resolutions, as applicable, not having been approved by the requisite majorities;

(ii)	the Effective Time not having occurred by 5:00 p.m. on the End Date, provided that the right to terminate the Transaction Agreement is not exercised by a party to the Transaction Agreement whose breach of any provision of the Transaction Agreement shall have been the primary cause of the failure of the Effective Time to have occurred by such time;

(iii)	the High Court having declined or refused to sanction the Scheme and the decision of the High Court not having been appealed;

(iv)	an injunction having been entered permanently restraining, enjoining or otherwise prohibiting the consummation of the Acquisition and having become final and non-appealable (provided that the right to terminate the Transaction Agreement is not exercised by a party whose breach of any provision of the Transaction Agreement shall have been the primary cause of such injunction);

(v)	any Zoetis Party having breached or failed to perform in any material respect any of its covenants or other agreements contained in the Transaction Agreement or any of its warranties set forth in the Transaction Agreement having been inaccurate (as of the date of the Transaction Agreement and at and as of the Sanction Date as though made at and as of the Sanction Date provided that any warranties that expressly relate to a particular period shall be true and correct only with respect to such date or period), which material breach, failure to perform or inaccuracy would result in a failure of any Conditions and is not reasonably capable of being cured by the End Date (or, if curable, is not cured within 30 days following Nexvet’s delivery of written notice to Zoetis of such breach, failure to perform or inaccuracy stating its intention to terminate the Transaction Agreement and the reasons therefor);

(vi)	Nexvet having breached or failed to perform in any material respect any of its covenants or other agreements contained in the Transaction Agreement or any of its warranties set forth in the Transaction Agreement having been inaccurate (as of the date of the Transaction Agreement and at and as of the Sanction Date as though made at and as of the Sanction Date provided that any warranties that expressly relate to a particular period shall be true and correct only with respect to such date or period), which material breach, failure to perform or inaccuracy would result in a failure of any Conditions and is not reasonably capable of being cured by the End Date (or, if curable, is not cured within 30 days following Zoetis’ delivery of written notice to Nexvet of such breach, failure to perform or inaccuracy stating its intention to terminate the Transaction Agreement and the reasons therefor);

(vii)	a Nexvet Change of Recommendation having occurred or the Nexvet Board or any committee having withdrawn (or modifying in any manner adverse to Zoetis) or proposing publicly to withdraw (or modifying in any manner adverse to Zoetis) the Scheme Recommendation; or

(viii)	following Nexvet’s delivery of a Final Recommendation Change Notice, Nexvet having provided Zoetis with written notice of its termination of the Transaction Agreement;

(e)	the Transaction Agreement not having been terminated by the mutual written consent of Nexvet and Zoetis.

4.	Zoetis shall have delivered to Nexvet a certificate, dated as of the Sanction Date and signed by an executive officer of Zoetis, certifying on behalf of Zoetis to the effect that the condition in paragraph 3(d)(v) of Part 5 of the Proxy Statement has been satisfied.

5.	Nexvet shall have delivered to Zoetis a certificate, dated as of the Sanction Date and signed by an executive officer of Nexvet, certifying on behalf of Nexvet to the effect that the condition in paragraph 3(d)(vi) of Part 5 of the Proxy Statement has been satisfied.

6.	Subject to the requirements of the Panel:

(a)	Nexvet and Zoetis reserve the right (but shall be under no obligation) to waive (to the extent permitted by applicable Law), in whole or in part, all or any of the conditions in paragraph 3 (with the exception of paragraphs 3(d)(v) and 3(d)(vi) of Part 5 of the Proxy Statement (provided that both Parties agree to any such waiver);

(b)	Zoetis reserves the right (but shall be under no obligation) to waive, in whole or in part, the condition in paragraph 3(d)(vi)) of Part 5 of the Proxy Statement; and

(c)	Nexvet reserves the right (but shall be under no obligation) to waive, in whole or in part, the condition in paragraph 3(d)(v) of Part 5 of the Proxy Statement.

7.	The Scheme will lapse unless it is effective and unconditional by not later than 5:00 p.m., (Eastern Time), on the End Date (or such earlier date as may be specified by the Panel, or such later date as Nexvet and Zoetis may, with (if required) the consent of the Panel, agree and (if required) the High Court may allow.

8.	Any references in the Conditions to a Condition being “satisfied” upon receipt of any order, clearance, approval or consent from a Governmental Body shall be construed as meaning that the foregoing have been obtained, or where appropriate, made, terminated or expired in accordance with the relevant Condition.

9.	The Scheme will lapse unless it is effective on or prior to the End Date or such later date (if any) as Zoetis and Nexvet may agree and (if required) the Panel and the High Court may allow.

10.	If Bidco is required to make an offer for Nexvet Shares under the provisions of Rule 9 of the Takeover Rules, Bidco may make such alterations to any of the Conditions set out above as are necessary to comply with the provisions of that Rule.

11.	Bidco reserves the right, subject to the consent of the Panel, to elect to implement the Acquisition by way of a Takeover Offer as described in Clause 3.7 of the Transaction Agreement. Without limiting Clause 3.7 of the Transaction Agreement, in such event, such offer will be implemented on terms and conditions that are as least as favourable to Nexvet Shareholders (except for an acceptance condition set at 80 per cent of the shares to which such offer relates or such lesser percentage being more than 50 per cent, as Bidco may, with the consent of the Panel (if required), decide) as those which would apply in relation to the Scheme.

49	QUESTION: HOW WILL THE ACQUISITION AFFECT NEXVET EMPLOYEES? (PAGES 41-42)

ANSWER:

The Transaction Agreement provides that, for a period of one year following the Effective Date, Zoetis will provide, or will cause to be provided to each Nexvet Employee, following any consultation processes which are required by Law or pursuant to existing contractual obligations: (i) a base salary or wage rate that is no less favourable than the base salary or wage rate provided to such Nexvet Employee immediately prior to the Effective Time; (ii) for Australian and Irish Nexvet Employees, superannuation or pension payments (as applicable), that are no less favourable in the aggregate to the payments included in any total fixed remuneration provided to such Nexvet Employee immediately prior to the Effective Time; (iii) cash bonus opportunities no less favourable in the aggregate than those provided to such Nexvet Employee immediately prior to the Effective Time; (iv) equity compensation opportunities under the equity compensation plans of Zoetis or its affiliates as may be determined by Zoetis (in its sole discretion), with such determination as to which Nexvet Employees may be offered such an opportunity and the amount and terms and conditions of such opportunity to be made by Zoetis on an individual basis in a manner that is consistent with Zoetis’ determination with respect to its similarly situated employees; (v) employee benefits (excluding any cash incentive compensation, equity or equity-based compensation, defined benefit pension benefits, and post-employment health and welfare benefits) that, in the aggregate and when taken as a whole, are substantially comparable to those provided to the Nexvet Employees immediately prior to the Effective Time; and (vi) severance benefits that are no less favourable than the severance benefits that would have been applicable immediately prior to the Effective Time to each Nexvet Employee in accordance with the severance formula set out in Schedule 2 of the Transaction Agreement, which is attached to the Proxy Statement at Annex A.

•	For purposes of (i) eligibility, vesting and determining the applicable level of vacation and other paid time off benefits (but not for purposes of any other benefit accrual), under the employee benefit plans pursuant to which Zoetis provides benefits to any Nexvet Employee after the Effective Time (the “New Plans”), which exclude any benefits provided by, in whole or in part, a Governmental Body and workers’ compensation insurance, each Nexvet Employee shall be credited with his or her years of service with Nexvet, Nexvet’s Subsidiaries and its predecessors before the Effective Date, to the same extent as such Nexvet Employee was entitled, before the Effective Time, to credit for such service under any similar Nexvet Benefit Plan in which such Nexvet Employee participated; provided, however, that the foregoing shall not apply to any cash incentive, equity or equity based plans or awards or to the extent that its application would result in a duplication of benefits with respect to the same period of service.

•	For purposes of each New Plan providing disability, medical, dental, pharmaceutical and/or vision benefits to any Nexvet Employee, Zoetis shall use all reasonable endeavours to cause: (i) all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such employee and his or her covered dependents, unless and to the extent the individual was subject to such conditions under the comparable Nexvet Benefit Plan immediately prior to the Effective Date (an “Old Plan”); and (ii) any co-payments and deductibles paid by such employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date such employee’s participation in the corresponding New Plan begins to be taken into account under such New Plan for the purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan. Where Zoetis maintains any of the Old Plans in full force and effect, the above provisions will not apply with respect to the benefits available under such Old Plans unless and until Zoetis replaces such Old Plans with New Plans. Nothing in the Transaction Agreement will require Zoetis to replace the Old Plans with New Plans.

Nothing in the Transaction Agreement confers upon any Nexvet Employee or any other individual any right to continue in the employment or service of any member of the Nexvet Group, Zoetis or any Affiliate of Zoetis, or shall interfere with or restrict in any way the rights of any member of the Nexvet Group, Zoetis or any Affiliate of Zoetis, which rights are thereby expressly reserved, to discharge or terminate the services of any Nexvet Employee or other individual at any time for any reason whatsoever, with or without cause.

50	QUESTION: WHAT TERMINATION FEES ARE PAYABLE IN RESPECT OF THE ACQUISITION? (PAGES 32-33)

ANSWER:

In connection with the Acquisition, Nexvet and Zoetis entered into an Expenses Reimbursement Agreement dated April 13, 2017, the terms of which have been consented to by the Panel. Under the Expenses Reimbursement Agreement, Nexvet has agreed to pay to Zoetis in certain circumstances an amount equal to all documented, specific quantifiable third party costs and expenses incurred by Zoetis and/or Bidco, or on its behalf, for the purposes of, in preparation for, or in connection with the Acquisition, exploratory work carried out in contemplation of and in connection with the Acquisition, legal, financial, accounting and commercial due diligence, arranging finance and engaging advisers to assist in the process. The gross amount payable to Zoetis pursuant to the Expenses Reimbursement Agreement may not, in any event, exceed 1% of the total value of the issued and to be issued share capital of Nexvet that is the subject of the Acquisition. The circumstances in which such payment will be made are:

•	the Transaction Agreement is terminated:

•	by Zoetis for the reason that the Nexvet Board or any committee thereof:

•	withdraws (or modifies in any manner adverse to Zoetis), or fails to make when required pursuant to the Transaction Agreement, or proposes publicly to withdraw (or modify in any manner adverse to Zoetis), the Scheme Recommendation or, if applicable, the recommendation to the holders of Nexvet Shares from the Nexvet Board to accept the Takeover Offer;

•	approves, recommends or declares advisable, or proposes publicly to approve, recommend or declare advisable, any Nexvet Alternative Proposal (it being understood, for the avoidance of doubt, that the provision by Nexvet to Zoetis of notice or information in connection with a Nexvet Alternative Proposal or Nexvet Superior Proposal as required or expressly permitted by the Transaction Agreement shall not, in and of itself, satisfy this requirement); or

•	discloses a position that is deemed to be a Nexvet Change of Recommendation under Clause 5.2(f) of the Transaction Agreement; or

•	by Nexvet, at any time prior to obtaining Nexvet Shareholder approval, in order to enter into any agreement, understanding or arrangement providing for a Nexvet Superior Proposal; or

•	all of the following occur:

•	prior to the Scheme Meeting, a Nexvet Alternative Proposal is publicly disclosed or any person shall have publicly announced an intention (whether or not conditional) to make a Nexvet Alternative Proposal and, in each case, such disclosure or announcement is not publicly and irrevocably withdrawn without qualification at least three Business Days before the date of the Scheme Meeting, (it being understood that for this purpose references to “20%” in the definition of Nexvet Alternative Proposal shall be deemed to refer to “50%”);

•	the Transaction Agreement is terminated by Zoetis for the reason that Nexvet shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in the Transaction Agreement, which material breach or failure to perform:

•	would result in a failure of any of the Conditions; and

•	if curable, is not cured within 30 days following Zoetis’ delivery of written notice to Nexvet of such breach or failure to perform (which notice shall state Zoetis’ intention to terminate the Transaction Agreement pursuant to Clause 9.1(a)(vi) of the Transaction Agreement and the basis for such termination); and

•	a Nexvet Alternative Proposal is consummated, or a definitive agreement providing for a Nexvet Alternative Proposal is entered into within twelve months after such termination and such Nexvet Alternative Proposal is consummated (whether or not it is the same Nexvet Alternative Proposal referred to earlier); or

•	all of the following occur:

•	prior to the Scheme Meeting, a Nexvet Alternative Proposal is publicly disclosed or any person shall have publicly announced an intention (whether or not conditional) to make a Nexvet Alternative Proposal and, in each case, such disclosure or announcement is not publicly and irrevocably withdrawn without qualification at least three Business Days before the date of the Scheme Meeting, (it being understood that for this purpose references to “20%” in the definition of Nexvet Alternative Proposal shall be deemed to refer to “50%”);

•	the Transaction Agreement is terminated by either Nexvet or Zoetis for the reason that the Scheme Meeting or the EGM shall have been completed and the Scheme Meeting Resolution or the EGM Resolutions, as applicable, shall not have been approved by the requisite majority of votes; and

•	a Nexvet Alternative Proposal is consummated, or a definitive agreement providing for a Nexvet Alternative Proposal is entered into within twelve months after such termination and such Nexvet Alternative Proposal is consummated (whether or not it is the same Nexvet Alternative Proposal referred to earlier).

51	QUESTION: WHAT WERE THE NEXVET STOCK PRICES ON THE FIRST TRADING DAY IN THE SIX MONTHS PRIOR TO THE DATE OF THE PROXY STATEMENT, ON APRIL 12, 2017 AND ON THE LAST PRACTICABLE DATE? (PAGE 89)

Market Quotations

ANSWER:

The following table shows the Closing Price of a Nexvet Share (i) on the first Trading Day in each of the six months prior to the date of the Proxy Statement, (ii) on April 12, 2017 (the last day prior to the commencement of the Offer Period) and (iii) on the Latest Practicable Date.

Date	Closing Price ($)
November 1, 2016	4.01
December 1, 2016	4.45
January 3, 2017	3.70
February 1, 2017	3.15
March 1, 2017	3.32
April 3, 2017	3.95
April 12, 2017	4.05
June 1, 2017	6.65

52	QUESTION: WHAT IS THE POSITION REGARDING DIVIDENDS? (PAGE 60)

ANSWER:

If the Scheme becomes effective, Nexvet will become a wholly-owned subsidiary of Bidco and, as such, Nexvet Shareholders will not have an opportunity to continue their equity interest in Nexvet as an on-going corporation and, therefore, will not have the opportunity to share in its future earnings, dividends or growth, if any.

53	QUESTION: IS THE INFORMATION REGARDING THE MEETING AVAILABLE ONLINE? (PAGE 19)

ANSWER:

Information regarding the meetings is available on Nexvet’s website at www.nexvet.com and also at www.astproxyportal.com/ast/nvet.

54	QUESTION: WHO IS THE COMPANY’S TRANSFER AGENT? (PAGE 17)

ANSWER:

American Stock Transfer & Trust Company, LLC.

55	QUESTION: WHO IS THE COMPANY’S PROXY SOLICITOR? (PAGE 16)

ANSWER:

D. F. King. & Co., Inc.

Cautionary Statement regarding Forward-Looking Statements

This document contains forward-looking statements. All statements other than historical facts are forward-looking statements, including statements regarding anticipated future results, or other non-historical facts. They may be identified by the words “will,” “may,” “could,” “would,” “to be,” “might,” “believe,” “anticipate,” “expect,” “plan,” “estimate,” “forecast,” “future,” “positioned,” “potential,” “intend,” “continue,” “remain,” “scheduled,” “outlook,” “set to,” “subject to,” “upcoming,” “target” or similar expressions. These statements are based on current views, expectations, estimates and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. If one or more of these risks or uncertainties materialize, or if underlying views, expectations, estimates or assumptions prove to be incorrect, actual results may differ materially from those contemplated by a forward-looking statement.

Factors that could cause or contribute to such differences include, but are not limited to: uncertainties as to the timing of the Acquisition; uncertainties as to whether Zoetis or Bidco will be able to consummate the Acquisition; uncertainties as to whether Nexvet Shareholders will provide the requisite approvals for the Acquisition on a timely basis, or at all; the possibility that competing offers will be made; the possibility that certain conditions to the consummation of the Acquisition will not be satisfied, including obtaining the requisite approvals of the Scheme; the possibility that Nexvet Shareholders will file lawsuits challenging the Acquisition, including actions seeking to rescind the Scheme or enjoin the consummation of the Acquisition; the ability to meet expectations regarding the accounting and tax treatments of the Acquisition; changes in relevant tax and other Laws or regulations; the integration of Nexvet being more difficult, time-consuming or costly than expected; the diversion of Nexvet, Zoetis or Bidco management time and attention to issues relating to the Acquisition and integration; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) being greater than expected following the Acquisition; the difficulty retaining certain key employees of Nexvet, Zoetis or Bidco following the Acquisition; the scope, timing and outcome of any ongoing legal proceedings involving Nexvet, Zoetis or Bidco and the impact of any such proceedings on its financial condition, results of operations or cash flows; the possibility that costs, fees, expenses or charges Nexvet, Zoetis or Bidco incur in connection with the Acquisition are greater than expected; the possibility that the Scheme may be terminated in circumstances that require Nexvet to reimburse certain expenses of Zoetis or Bidco; the ability of Nexvet, Zoetis or Bidco to protect intellectual property and preserve intellectual property rights; and changes in the economic and financial conditions of the businesses of Zoetis or Nexvet.

In addition, actual future results and other future circumstances of Nexvet are subject to other risks and uncertainties that relate more broadly to Nexvet’s business, including its future results of operations and financial position; ability to continue as a going concern; its ability to execute its business strategy, including obtaining successful pivotal study results, developing its pipeline of product candidates, completing facilities upgrades, manufacturing its own product candidates, meeting conditions for the receipt of government grants, making timely regulatory submissions, and qualifying for conditional licensure or obtaining product approvals; and those risks and uncertainties discussed in Nexvet’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents on file with the SEC.

Furthermore, actual future results and other future circumstances of Zoetis or Zoetis Bidco are subject to other risks and uncertainties that relate more broadly to Zoetis’ business. A further list and description of risks, uncertainties and other matters can be found in Zoetis’ Annual Report on Form 10-K for the fiscal year ended December 31, 2016, including in the sections thereof captioned “Forward-Looking Statements and Factors That May Affect Future Results” and “Item 1A. Risk Factors,” in Zoetis’ Quarterly Reports on Form 10-Q and in Zoetis’ Current Reports on Form 8-K.

There may be additional risks that Nexvet, Zoetis and Bidco do not presently know or currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements.

Forward-looking statements speak only as of the date on which they are made. Nexvet, Zoetis and Bidco expressly disclaim any obligation to update or revise any forward-looking statement, except as required by Law.

Statements Required by the Irish Takeover Rules

The Nexvet Directors accept responsibility for the information contained in this document other than information relating to Zoetis, Bidco, the Zoetis Group, the Zoetis Directors, the Bidco Directors and members of their immediate families, related trusts and persons connected with them for which the Zoetis Directors and the Bidco Directors accept responsibility. To the best of the knowledge and belief of the Nexvet Directors (who have taken all reasonable care to ensure that such is the case), the information contained in this document for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

The Zoetis Directors and the Bidco Directors accept responsibility for the information contained in this document relating to Zoetis, Bidco, the Zoetis Group, the Zoetis Directors, the Bidco Directors and members of their immediate families, related trusts and persons connected with them. To the best of the knowledge and belief of the Zoetis Directors and the Bidco Directors (who have taken all reasonable care to ensure that such is the case), the information contained in this document `for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

Evercore Partners International LLP, which is authorized and regulated in the United Kingdom by the Financial Conduct Authority, and Evercore Group L.L.C., which is a securities broker-dealer registered with the SEC and subject to regulation by the SEC and FINRA, are acting as financial adviser for Nexvet, including for the purposes of Rule 3 of the Takeover Rules, and no one else in connection with the Acquisition and the other matters referred to in this document, and will not regard any other person as its client in relation to the Acquisition and the other matters referred to in this document and will not be responsible to anyone other than Nexvet for providing the protections afforded to clients of Evercore, nor for providing advice in relation to the Acquisition or the other matters referred to in this document. Neither Evercore nor any of its Subsidiaries, branches or affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Evercore in connection with this document, any statement contained therein or otherwise.

Cowen, which is a securities broker-dealer registered with the SEC and subject to regulation by the SEC and FINRA, is acting as financial adviser for Nexvet and for no one else in connection with the Acquisition and the other matters referred to in this document, and will not be responsible to anyone other than Nexvet for providing the protections afforded to clients of Cowen or for providing advice in relation to the Acquisition and the other matters referred to in this document.

Nexvet’s financial advisers are Evercore and Cowen. DLA Piper, Seattle and Matheson, Dublin are providing legal advice to Nexvet as to U.S. Law and Irish Law, respectively.

Goldman Sachs, which is authorized by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority in the United Kingdom, is acting as financial adviser exclusively for Zoetis and Bidco and no one else in connection with the Acquisition and the other matters referred to in this document, and will not regard any other person as its client in relation to the Acquisition and the other matters referred to in this document and will not be responsible to anyone other than Zoetis and Bidco for providing the protections afforded to clients of Goldman Sachs, nor for providing advice in relation to the Acquisition for the other matters referred to in this document.

Zoetis’ and Bidco’s financial adviser is Goldman Sachs. Morgan, Lewis & Bockius LLP, New York and Arthur Cox, Dublin are providing legal advice to Zoetis and Bidco as to U.S. Law and Irish Law, respectively.

This document is not intended to, and does not, constitute or form any part of any offer or invitation, or the solicitation of an offer, to purchase or otherwise acquire or subscribe for any securities pursuant to the Acquisition or otherwise, nor shall there be any sale, issuance or transfer of securities, in any jurisdiction in contravention of applicable Law.

This document does not constitute a prospectus or a prospectus equivalent document.

General

This document and any other information concerning the Acquisition will not be made available, directly or indirectly, in a jurisdiction where local Laws or regulations may result in a significant risk of civil, regulatory or criminal exposure if information concerning the Acquisition is sent or made available in that jurisdiction, and the Acquisition will not be capable of acceptance from within a Restricted Jurisdiction.

To the fullest extent permitted by applicable Law, Nexvet, Zoetis, and Bidco disclaim any responsibility or liability for the violations of any such restrictions by any Person.

The attention of Nexvet Shareholders, who are resident in, or citizens of, or who have a contractual or legal obligation to forward this document to Persons in Restricted Jurisdictions, is drawn to paragraph 10 in Part 3 (Information Required under Section 452 of the Act –Recommended Acquisition for Cash of Nexvet) of this document.

This document has been prepared for the purposes of complying with Irish Law and the Takeover Rules and U.S. proxy rules and the information disclosed may not be the same as that which would have been disclosed if this document had been prepared in accordance with the Laws and regulations of any jurisdiction outside of Ireland or the United States.

Any response in relation to the Acquisition should be made only on the basis of the information contained in this document or any other document by which the Acquisition is made. Nexvet Shareholders are encouraged to read carefully the formal documentation in relation to the proposed Acquisition.

Zoetis reserves the right, subject to the consent of the Panel, to elect to implement the Acquisition by way of a Takeover Offer as described in Clause 3.7 of the Transaction Agreement. Without limiting Clause 3.7 of the Transaction Agreement, in such event, such offer will be implemented on terms and conditions that are as least as favourable to Nexvet Shareholders (except for an acceptance condition set at 80 per cent of the shares to which such offer relates or such lesser percentage being more than 50 per cent, as Bidco may, with the consent of the Panel (if required), decide) as those which would apply in relation to the Scheme.

Pursuant to Rule 30.2(b) of the Takeover Rules, this document will be available to Nexvet Employees on Nexvet’s website, www.nexvet.com, and to Zoetis’ employees on Zoetis’ website www.zoetis.com/ news-and-media.

Nexvet will also make a copy of this document and the documents required to be published pursuant to the Takeover Rules by Nexvet available on its website free of charge, subject to certain restrictions relating to Persons in Restricted Jurisdictions . A copy of this document and the documents required to be published pursuant to the Takeover Rules by Bidco will be made available by Bidco on Zoetis’ website free of charge, subject to certain restrictions relating to persons in Restricted Jurisdictions.

Unless expressly provided otherwise, information contained on, or accessible through, any website referred to in this document is not a part of, and is not incorporated into, the this document, and any reference to a website in this document is an inactive textual reference only.

This document is not intended to, and does not, constitute or form any part of any offer or invitation, or the solicitation of an offer, to purchase or otherwise acquire or subscribe for any securities pursuant to the Acquisition or otherwise, nor shall there be any sale, issuance or transfer of securities, in any jurisdiction in contravention of applicable Law. This document does not constitute a prospectus or a prospectus equivalent document.

Rule 9 Dealing Disclosure Requirements

Under the provisions of Rule 8.3 of the Takeover Rules, if any person is, or becomes, “interested” (directly or indirectly) in, 1% or more of any class of “relevant securities” of Nexvet, all “dealings” in any “relevant securities” of Nexvet (including by means of an option in respect of, or a derivative referenced to, any such “relevant securities”) must be publicly disclosed by not later than 3.30 p.m. (Eastern Time) on the “business day” following the date of the relevant transaction. This requirement will continue until the Offer Period ends. If two or more persons co-operate on the basis of any agreement, either express or tacit, either oral or written, to acquire an “interest” in “relevant securities” of Nexvet, they will be deemed to be a single person for the purpose of Rule 8.3 of the Takeover Rules.

Under the provisions of Rule 8.1 of the Takeover Rules, all “dealings” in “relevant securities” of Nexvet by Zoetis or Bidco, or by any party acting in concert with any of them, must also be disclosed by no later than 12 p.m. (Eastern Time) on the “business day” following the date of the relevant transaction.

A disclosure table, giving details of the companies in whose “relevant securities” “dealings” should be disclosed, can be found on the Irish Takeover Panel’s website at www.irishtakeoverpanel.ie.

“Interests in securities” arise, in summary, when a person has long economic exposure, whether conditional or absolute, to changes in the price of securities. In particular, a person will be treated as having an “interest” by virtue of the ownership or control of securities, or by virtue of any option in respect of, or derivative referenced to, securities.

Terms in quotation marks above are defined in the Takeover Rules, which can also be found on the Irish Takeover Panel’s website www.irishtakeoverpanel.ie.

If you are in any doubt as to whether or not you are required to disclose a “dealing” under Rule 8, please consult the Irish Takeover Panel’s website at www.irishtakeoverpanel.ie or contact the Irish Takeover Panel on telephone number +353 1 678 9020 or fax number +353 1 678 9289.